UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment # 3 to

FORM S-1

SEC File #: 333-183839

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Wishbone Pet Products Inc.
(Exact name of registrant as specified in its charter)

Nevada	0752	Pending
(State or jurisdiction of	Primary Standard Industrial	IRS Employer
Incorporation or organization)	Classification Code Number	Identification Number

2857 Sherwood Heights Drive, Oakville, Ontario, Canada

Telephone: 1-844-209-3230
(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc.

1859 Whitney Mesa Drive

Henderson, Nevada 89014
Telephone: 702-818-5898
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	1,500,000 shares	$0.02 per share	$30,000	$3.44

(1)	Based on the last sales price on September 24, 2010

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated August 27 , 2015

PROSPECTUS

WISHBONE PET PRODUCTS INC.

1,500,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date. We will not receive any proceeds from this offering.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.

See section entitled “Risk Factors” on pages 5 - 9.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are considered a “shell company” under applicable securities rules and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholder’s ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment. Refer to the section entitled “Risk Factors” on pages 5 - 9.

The Company is considered an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on OTC Market’s OTCQB, the venture marketplace for over-the-counter venture companies that are current in their reporting obligations with the Securities & Exchange Commission, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price taking into consideration the price of the last sale of our common stock to investors, as well as the anticipated increase in value that will result from our shares becoming publicly-tradable. There is currently no trading market for our common stock. Although we intend to apply for quotation of our shares on the OTCQB following the effective ness of our registration statement, of which this prospectus form a part, we require the assistance of a market-maker to do this and there is no guarantee that a market-maker will assist us or that we will be successful in establishing a trading market. As well, there is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Post-Effective Amendment Is: August 27 , 2015

Table Of Contents

PAGE
Summary	4
Risk Factors	5
There is a substantial uncertainty as to whether we will continue as a going concern. If we discontinue operations, you will lose your investment.	5
Because we have not commenced business operations, we face a high risk of business failure	6
Because we will rely upon third party consultants for important aspects of our business plan, we are subject to the risk that they will not perform their tasks effectively and that we will be unsuccessful in operating our business as a result	6
Because we have not yet patent protected our dog waste removal device, a competitor could copy our proposed design, which could cause our business to fail	6
The pet products industry is extremely fragmented and competitive and we may not be able to compete successfully with existing competitors or new entrants in this market	6
Due to the large size of many retailers that might sell our pet products, they may be able to exert substantial leverage over pricing, inventory, and other aspects of our product to our detriment	7
Because we operate in a foreign country, our business is subject to currency fluctuations and risk which could impact our revenue and results of operations. Also, since we hold our cash reserves in U.S. dollars, we may experience weakened purchasing power in Lebanese pounds and may not be able to afford the costs of our business plan	7
We are an “emerging growth company” and we intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our common stock being less attractive to investors	7
Because management has limited experience in manufacturing and management, our business has a higher risk of failure	7
Because we rely on our sole employee, Rami Tabet, to conduct our operations, our business will likely fail if we lose his services	7
Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	8
Although our sole director and officer does not currently receive compensation for this management services, we anticipate paying him a salary once we commence generating revenue, which will adversely impact any potential profit that we may generate	8
We are a reporting issuer and incur public disclosure costs. If we are unable to absorb these costs, our business plan will fail.	8
Because our business and ability to raise funds are adversely impacted by economic downturns, our ability to successfully implement our intended business plan may fail.	8
We will likely issue additional shares of common stock that will result in dilution to existing shareholders and adversely impact the value of our shares	8
U.S. investors may experience difficulties in attempting to effect service of process and to enforce United States judgments against the company and its non-U.S. resident director and officer.	8
Because we are considered to be a “shell company” under applicable securities rules, investors may not be able to rely on the resale exemption provided by Rule 144 of the Securities Act, and as a result, investors may not be able to re-sell our shares and could lose their entire investment.	9
Because we are considered to be a “shell company” under applicable securities rules, we are subject to additional disclosure requirements if we acquire or dispose of significant assets in the course of our business. We will incur additional costs in meeting these requirements, which will adversely impact our financial performance and, therefore, the value of your investment.	9
If a market for our common stock does not develop, shareholders may be unable to sell their shares	9
Because our president owns 53.33% of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders	9
A purchaser is purchasing penny stock, which limits his or her ability to sell the stock	9
Use of Proceeds	10
Determination of Offering Price	10
Dilution	10
Selling Shareholders	10
Plan of Distribution	12
Description of Securities	13
Interest of Named Experts and Counsel	14
Description of Business	14
Description of Property	19
Legal Proceedings	19
Market for Common Equity and Related Stockholder Matters	19
Financial Statements	20
Plan of Operation	21
Changes in and Disagreements with Accountants	22
Available Information	22
Directors, Executive Officers, Promoters and Control Persons	22
Executive Compensation	23
Security Ownership of Certain Beneficial Owners and Management	23
Certain Relationships and Related Transactions	24
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	24

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence business operations by developing, manufacturing, marketing, and selling dog waste removal devices. We are currently considered a development stage company. To date, our president, Rami Tabet, has developed a device concept that permits the user to enclose dog waste in a plastic bag this is contained inside of a sealed plastic case. The user can then disposed of the plastic bag without direct contact. To date, we have not manufactured or sold any dog waste removal devices. We are considered to be a “shell company”, which is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. An investment in the shares of a shell company should be considered highly illiquid given the resale restrictions that apply to them. In order to continue our business plan, we need to transform our device concept into a working prototype that is suitable for mass production and then enter into an agreement with a suitable third party for manufacture. We then intend to initially distribute our products in North America with a view to expanding our market focus depending on our initial success.

We anticipate that we will retain consultants and third parties to manufacture and package our product. We would be primarily responsible for marketing, distributing, and selling our product, though we may decide to outsource aspects of these tasks as well. We expect to incur consulting and engineering costs of approximately $25,000 in connection with the completion of a working dog waste removal device prototype suitable for manufacture and anticipate completing a suitable prototype that forms the basis for manufacturing by December 2015. In order to proceed with the manufacturing, distribution, and marketing of our proposed devices, we will require approximately an additional $250,000. From the date that we secure this financing, we anticipate that we will be able to commence selling our products and generating revenue within six months. However, this assumes that we do not encounter any delays in the prototype design and transition to manufacturing, of which there is no guarantee. Thus, we anticipate incurring approximately $275,000 in expenses prior to the time that we expect to commence earning revenue from the sale of dog waste removal devices in July 2016, assuming that our estimates are accurate.

We will require significant additional funding in order to manufacture sufficient units of our product, and to market and sell our devices. There is no guarantee that we will be able to secure these funds. We anticipate that we will raise additional financing through our sale of common stock and from director loans. However, we do not have any agreement to sell additional shares of our common stock to investors or any formal arrangement with our director that compels him to lend any funds to us.

From our incorporation on July 30, 2009 to January 31, 2015, we have incurred an accumulated deficit of ($86,405). Further losses are anticipated in the development of our business. As a result, our auditor has expressed substantial doubt about our ability to continue as a going concern. Our current cash on hand as of the date of this post-effective amendment is $1,011. As we have been incurring approximately $3,000 per month in connection with our business, we need additional funds immediately in order to continue to conduct operations. Thus, we are currently in the process of raising additional funding. If we are unable to raise sufficient additional financing in order to cover the anticipated costs of operating our business, we will have to cease operations and you will lose your investment in our company.

Our principal business office is located at 2857 Sherwood Heights Drive, Oakville, Ontario, and our telephone number is 1-844-209-3230. Our fiscal year end is April 30. We were incorporated on July 30, 2009 under the laws of the state of Nevada.

The Offering:

Securities Being Offered	Up to 1,500,000 shares of common stock.

Offering Price	The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on OTC Market’s OTCQB, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will conclude when all of the 1,500,000 shares of common stock have been sold, the shares no longer need to be registered to be sold, or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued And to be Issued	3,750,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

	April 30, 2015	April 30, 2014
	(audited)	(audited)
Cash	$1,011	$4,240
Total Assets	$1,011	$4,240
Liabilities	$71,067	$54,762
Total Stockholders’ Equity	$(70,056)	$50,522

Statement of Operations

From Incorporation on
July 30, 2009 to April 30, 2015
(audited)

Revenue	$0
Net Loss	$(92,056)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

THERE IS SUBSTANTIAL UNCERTAINLY AS TO WHETHER WE WILL CONTINUE AS A GOING CONCERN. IF WE DISCONTINUE OPERATIONS, YOU WILL LOSE YOUR INVESTMENT.

We have incurred losses since our inception on July 30, 2009 resulting in an accumulated deficit of ($92,056) at April 30, 2015. Further losses are anticipated in the development of our business given that we do not anticipate earning any revenue from operations until July 2016 at the earliest, of which there is no guarantee. As a result, there is substantial doubt about our ability to continue as a going concern. In fact, our auditors have issued a going concern opinion in connection with their audit of our financial statements for the fiscal years ended April 2015 and 2014. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to expand our business operations, market our current product and develop new products.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

●	our ability to design a dog waste removal device prototype so that it is appropriate for large scale manufacturing;

●	our success in identifying an appropriate manufacturer for our product;

●	our ability to successfully market and sell our product; and

●	our ability to raise enough capital to fund the above steps in our business plan.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating minimal revenues. We cannot guarantee that we will be successful in generating substantial revenues in the future. Failure to generate revenues will cause us to go out of business.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced manufacturing our intended product, a dog waste removal device that our president has designed. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on July 30, 2009 and to date have been involved primarily in organizational activities and development of a product prototype. We have not earned any revenues as of the date of this prospectus and do not anticipate earning revenue until July 2016 at the earliest, of which there is no guarantee. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in product design, manufacturing, marketing, and the sale of new products.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE WE WILL RELY UPON THIRD PARTY CONSULTANTS FOR IMPORTANT ASPECTS OF OUR BUSINESS PLAN, WE ARE SUBJECT TO THE RISK THAT THEY WILL NOT PERFORM THEIR TASKS EFFECTIVELY AND THAT WE WILL BE UNSUCCESSFUL IN OPERATING OUR BUSINESS AS A RESULT.

We intend to rely on third parties, such as a marketing consultants and engineers, for the design, manufacture, and packaging of our product. We may also outsource aspects of the marketing, distribution, and sale of our dog waste removal devices as well. This will likely include retail product demonstrations, as well as any television commercial production. Because some of these consultants will have expertise in areas that our management does not, we may not be able to effectively evaluate their work and cannot be assured that it will result in a properly functioning product that consumers will purchase in sufficient numbers. We also cannot ensure that third party consultants will be able to complete their work for us in a timely manner. Accordingly, our reliance on third parties exposes us to the risk that our business will be unsuccessful if they do not complete and market our product as envisioned.

BECAUSE WE HAVE NOT YET PATENT PROTECTED OUR DOG WASTE REMOVAL DEVICE, A COMPETITOR COULD COPY OUR PROPOSED DESIGN, WHICH COULD CAUSE OUR BUSINESS TO FAIL.

Our potential competitive advantage lies in the potential unique design of our dog waste removal device prototype. Because we do not yet have a working prototype of our product, we have not applied for patent protection of our product. Accordingly, our business is subject to the risk that competitors could either copy or reverse engineer our design technology and manufacture and sell a competing product with similar features. If this occurs, our ability to sell our product could be jeopardized, which could cause our business to fail.

In addition, we are exposed to the risk that third party consultants and engineers that we retain to develop a prototype of our device may claim intellectual property ownership of certain product features or could subsequently design comparable products that would compete with ours, which would adversely impact our operations. While we intend to protect our title to all product designs through the appropriate contractual clauses, including non-competition agreements with consultants, there is no guarantee that such steps will be effective.

THE PET PRODUCTS INDUSTRY IS EXTREMELY FRAGMENTED AND COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH EXISTING COMPETITORS OR NEW ENTRANTS IN THIS MARKET.

The pet products industry, including the pet waste removal sector, is extremely fragmented and competitive. The sector includes large entities that mass produce products for pets, as well as many boutique manufacturers that produce small batches of dog waste removal products and related accessories, such as plastic waste bags.

While the principal competitive factors in dog waste removal are product design and effectiveness, pricing and availability of the product and geographic coverage are also key. We will compete with many local, regional and national purveyors of pet products that offer multiple consumer items to pet and department stores and can therefore command better product placement. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases better than we will. We also expect to continue to face competition from new market entrants. We may be unable to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

DUE TO THE LARGE SIZE OF MANY RETAILERS THAT MIGHT SELL OUR PET PRODUCTS, THEY MAY BE ABLE TO EXERT SUBSTANTIAL LEVERAGE OVER PRICING, INVENTORY, AND OTHER ASPECTS OF OUR PRODUCT TO OUR DETRIMENT.

We are subject to the risk that large, high-profile, retailers could exert substantial pressure on us due to their size and the small contribution that our products would likely have to their financial success. Because of this difference in market influence, such retailers would have leverage over the pricing of our products, inventory and product return policies, as well as product specifications. This could either reduce the retail price of our products and thereby reduce our margins, or limit the types of stores at which our products are available for sale. Such impacts would have a negative effect on our results of operations.

BECAUSE WE OPERATE IN A FOREIGN COUNTRY, OUR BUSINESS IS SUBJECT TO CURRENCY FLUCTUATIONS AND RISKS WHICH COULD IMPACT OUR REVENUE AND RESULTS OF OPERATIONS. ALSO, SINCE WE HOLD OUR CASH RESERVES IN US DOLLARS, WE MAY EXPERIENCE WEAKENED PURCHASING POWER IN LEBANESE POUNDS AND MAY NOT BE ABLE TO AFFORD THE COSTS OF OUR BUSINESS PLAN.

Although we hold our cash reserves in US dollars, we intend to operate our business partly in Canadian currency. Because some of our operations and expenses will be denominated in Canadian dollars, due to foreign exchange rate fluctuations, the value of our reserves and the cash flow that we will receive will result in both translation gains and losses in terms of Canadian dollars.

If there is a significant decline in the US dollar versus the Canadian dollar, our purchasing power in US dollars would significantly decline. As well, if there was a significant decline in the Canadian dollar relative to the US dollar, the amount of revenue and net profit that we may generate in Canada would be reduced in terms of US dollars, our financial statement reporting currency. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

WE ARE AN “EMERGING GROWTH COMPANY” AND WE INTEND TO TAKE ADVANTAGE OF REDUCED DISCLOSURE AND GOVERNANCE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES, WHICH COULD RESULT IN OUR COMMON STOCK BEING LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As well, our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies. Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

BECAUSE MANAGEMENT HAS LIMITED EXPERIENCE IN MANUFACTURING AND MANAGEMENT, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Rami Tabet, our sole employee, has no business experience in product design, manufacturing, marketing, or sales. In addition, Mr. Tabet’s management experience is limited to his involvement with our company. Consequently, management’s decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE WE RELY ON OUR SOLE EMPLOYEE, RAMI TABET, TO CONDUCT OUR OPERATIONS, OUR BUSINESS WILL LIKELY FAIL IF WE LOSE HIS SERVICES.

We depend on the services of our senior management for the future success of our business. Our sole employee, Rami Tabet, is the only person who knows and understands the design concept of our dog waste removal product. Our success depends on the continued efforts of Mr. Tabet. We do not have a management agreement or any other similar arrangement with Mr. Tabet whereby he commits his services to us. The loss of the services of Mr. Tabet could have an adverse effect on our business, financial condition and results of operations.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Rami Tabet, spends approximately 25% of his business time providing his services to us. While Mr. Tabet presently possesses adequate time to attend to our interests, it is possible that the time demands on him from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

ALTHOUGH OUR SOLE DIRECTOR AND OFFICER DOES NOT CURRENTLY RECEIVE COMPENSATION FOR HIS MANAGEMENT SERVICES, WE ANTICIPATE PAYING HIM A SALARY ONCE WE COMMENCE GENERATING REVENUE, WHICH WILL ADVERSELY IMPACT ANY POTENTIAL PROFIT THAT WE MAY GENERATE.

We are not currently compensating our sole director and officer, Rami Tabet, for providing management services to us. We intend to pay management fees to him as compensation if the cash flow that we generate from operations significantly exceeds our total expenses. We currently anticipate that such management fees would not exceed $5,000 per month. However, Mr. Tabet, as our sole officer and director, has the power to set his own compensation as he sees fit. Management fees that he receives will have an adverse effect on our net profit, if any.

WE ARE A REPORTING ISSUER AND INCUR PUBLIC DISCLOSURE COSTS. IF WE ARE UNABLE TO ABSORB THESE COSTS, OUR BUSINESS PLAN WILL FAIL.

We are a reporting issuer and are required to file public disclosure documents with the Securities & Exchange Commission, including financial reports on Form 10-K and Form 10-Q.. In order to prepare these forms, we incur legal, filing, accounting and audit costs that result in an increase in our general expenses. We estimate that the costs of this compliance will be approximately $10,000 per year. If we are unable to absorb these costs, we may be forced to cease operations.

BECAUSE OUR BUSINESS AND ABILITY TO RAISE FUNDS ARE ADVERSELY IMPACTED BY ECONOMIC DOWNTURNS, OUR ABILITY TO SUCCESSFULLY IMPLEMENT OUR INTENDED BUSINESS PLAN MAY FAIL.

Our intended business product, a dog waste removal device, is a consumer discretionary item. As such, demand for our product depends greatly on the disposable income of consumers. In times of economic downturns, it is likely that the demand for our product will be lower than it would be in an economic expansion. Due to this, our ability to sell significant units of our product may be impaired with the end result that our business plan fails. As well, economic conditions may make it difficult for us to raise the capital necessary to develop and expand our operations. If we are unable to raise funding because of this, our business will fail or our growth may be slower than anticipated.

WE WILL LIKELY ISSUE ADDITIONAL SHARES OF COMMON STOCK THAT WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS AND ADVERSELY IMPACT THE VALUE OF OUR SHARES.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 200,000,000 shares of common stock, of which 3,750,000 shares of common stock are currently issued and outstanding. Our director has the authority to cause us to issue additional shares of common, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of your shares.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO AFFECT SERVICE OF PROCESS AND TO ENFORCE UNITED STATES JUDGMENTS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT DIRECTOR AND OFFICER.

While we are organized under the laws of State of Nevada, our sole director and officer is not a United States resident. Consequently, it will be difficult for investors to affect service of process on Mr. Tabet in the United States and to enforce in the United States judgments obtained in United States courts against Mr. Tabet or against us. Since all our assets may be located outside of U.S., it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the OTC Market’s OTCQB quotation system for venture marketplace companies that are current in their Securities & Exchange Commission filings upon the effectiveness of this post-effective amendment to our the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

BECAUSE WE ARE CONSIDERED TO BE A “SHELL COMPANY” UNDER APPLICABLE SECURITIES RULES, INVESTORS MAY NOT BE ABLE TO RELY ON THE RESALE EXEMPTION PROVIDED BY RULE 144 OF THE SECURITIES ACT. AS A RESULT, INVESTORS MAY NOT BE ABLE TO RE-SELL OUR SHARES AND COULD LOSE THEIR ENTIRE INVESTMENT.

We are considered to be a “shell company” under Rule 405 of Regulation C of the Securities Act. A “shell company” is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

BECAUSE WE ARE CONSIDERED TO BE A “SHELL COMPANY” UNDER APPLICABLE SECURITIES RULES, WE ARE SUBJECT TO ADDITIONAL DISCLOSURE REQUIREMENTS IF WE ACQUIRE OR DISPOSE OF SIGNIFICANT ASSETS IN THE COURSE OF OUR BUSINESS. WE WILL INCUR ADDITIONAL COSTS IN MEETING THESE REQUIREMENTS, WHICH WILL ADVERSELY IMPACT OUR FINANCIAL PERFORMANCE AND, THEREFORE, THE VALUE OF YOUR INVESTMENT.

Because we are considered to be a “shell company” under Rule 405 of Regulation C of the Securities Act, we will are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to complying with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. As a result, the value of an investment in our shares may decline as a result of these additional costs.

BECAUSE OUR PRESIDENT OWNS 53.33% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our president, Rami Tabet, owns 53.33% of the outstanding shares of our common stock. Accordingly, he could potentially have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of the individual may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL OUR STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. “Penny stock” rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on OTC Market’s OTCQB, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our other existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,500,000 shares of common stock offered through this prospectus. These shares were acquired from us in a series of private placements that were exempt from registration under Regulations D and S of the Securities Act of 1933 and were completed on May 26, 2015.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;

2.	the total number of shares that are to be offered for each;

3.	the total number of shares that will be owned by each upon completion of the offering; and

4.	the percentage owned by each upon completion of the offering.

		Total Number
		Of Shares To	Total Shares	Percentage of
		Be Offered For	to Be Owned	Shares owned
Name Of	Shares Owned	Selling	Upon	Upon
Selling	Prior To This	Shareholders	Completion Of	Completion of
Stockholder	Offering	Account	This Offering	This Offering

Walid Rizk	50,000	50,000	Nil	Nil

Nirmin Awad	50,000	50,000	Nil	Nil

Tony Zahr	50,000	50,000	Nil	Nil

Wissam Hajdar	50,000	50,000	Nil	Nil

Yasmine Bazzi	50,000	50,000	Nil	Nil

Yehia Rahme	50,000	50,000	Nil	Nil

Hadi Youssef Moussa	50,000	50,000	Nil	Nil

Mohamad Hajj	50,000	50,000	Nil	Nil

Youssef Ali Mansour	50,000	50,000	Nil	Nil

Zakiah Riz	50,000	50,000	Nil	Nil

Zeina Riz	50,000	50,000	Nil	Nil

Mohamad Ali Sayegh	50,000	50,000	Nil	Nil

Najwa Sayegh	50,000	50,000	Nil	Nil

Taroub Sayegh	50,000	50,000	Nil	Nil

Jamal Sayegh	50,000	50,000	Nil	Nil

Raeef Sayegh	50,000	50,000	Nil	Nil

Tania Ahmad Assi	50,000	50,000	Nil	Nil

Issam Ahmad Assi	50,000	50,000	Nil	Nil

Ali Hussein Riz	50,000	50,000	Nil	Nil

Yasmeen Gharissa	50,000	50,000	Nil	Nil

Ali Zaateri	50,000	50,000	Nil	Nil

Wissam Gharissa	50,000	50,000	Nil	Nil

Ali Gharissa	50,000	50,000	Nil	Nil

Hussein Youssef Mansour	50,000	50,000	Nil	Nil

Hassan Sayegh	50,000	50,000	Nil	Nil

Moustapha Ghabriss	50,000	50,000	Nil	Nil

Rima Hamdan	50,000	50,000	Nil	Nil

Soha Hamdan	50,000	50,000	Nil	Nil

Bultu Wakjra	50,000	50,000	Nil	Nil

Tigist Biresa	50,000	50,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 3,750,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on OTC Market’s OTCQB, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price taking into consideration the price of the last sale of our common stock to investors, as well as the anticipated increase in value that will result from our shares becoming publicly-tradable . There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144, which will only be available as an exemption on the date one year following the date that we cease to be a “shell company”.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements

●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

●	contains a toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

●	bid and offer quotations for the penny stock;

●	the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Description Of Securities

General

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of August 27 , 2015, there were 3,750,000 shares of our common stock issued and outstanding that are held by 34 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Fox Law Offices, P.A. has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by George Stewart, Certified Public Accountant, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description Of Business

Product Overview

We intend to commence business operations by developing, manufacturing, marketing, and selling dog waste removal devices. While we were incorporated on July 30, 2009, we have only recently taken steps to proceed with our intended business plan. Our president, Rami Tabet, has designed a device concept that permits the user to enclose dog waste in a plastic bag this is contained inside of a sealed plastic case. The user can then disposed of the plastic bag without direct contact. To date, we have not manufactured or sold any dog waste removal devices. Mr. Tabet is in the process of finalizing a prototype of his dog waste removal product design, as well as the product specifications that he envisions.

In order to continue our business plan, we need to transform our device concept into a working prototype that is suitable for mass production and then enter into an agreement with a suitable third party for manufacture. We anticipate that we will retain consultants and third parties to complete a prototype for our product, as well as manufacture and package our product. We would be primarily responsible for marketing, distributing, and selling our product, though we may decide to outsource aspects of these tasks as well. We expect to incur consulting and engineering costs of approximately $25,000 in connection with the development of a working dog waste removal device prototype that is suitable for manufacture

In order to proceed with the manufacturing and distribution of our proposed devices, we will require approximately an additional $250,000. From the date that we secure this financing, we anticipate that we will be able to commence selling our products and generating revenue within six months. However, this assumes that we do not encounter any delays in the prototype completion and transition to manufacturing, of which there is no guarantee. Thus, we anticipate incurring approximately $275,000 in expenses prior to the time that we expect to commence earning revenue from the sale of dog waste removal devices in July 2016, assuming that our estimates are accurate.

Emerging Growth Company Status

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1.	on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2.	on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3.	on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4.	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.’’

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1.	it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer’s most recently completed second fiscal quarter;

2.	It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3.	It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1.	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.	Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.	Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.	Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.	The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected under this section of the JOBS Act to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

Market for the Product

Dog owners are under community pressure, and often legal requirements, to remove solid waste that their pets produce in public places and on the private property of third parties during walks. Failure of an owner to retrieve dog waste may be considered a public health and can result in an owner being subject to significant fines. While many owners use various forms of plastic bags to retrieve dog waste from the ground, this places the owner in close contact with the waste, which is considered unpleasant. Our business plan is based on the premise that dog owner’s will be prepared to purchase a dog waste retrieval product that allows them to collect and dispose of dog waste at a distance.

We intend to initially distribute our products in North America with a view to expanding our market focus depending on our initial success. While we have not conducted any formal study to ensure that there is a market for our product given our proposed manufacturer’s suggested retail price of approximately $30 per dog waste removal device, our initial analysis of competitive products that are currently available through large chain pet stores indicated there are no available products with comparable features to our proposed design and that existing mechanisms with and without bags (see “Existing Competitive Products” below for descriptions of these) had prices ranging from $17.59 for products that involve close contact with the dog waste to $58.99 for rake and handled scooping mechanisms. Based on these prices and the features of our proposed product, in management’s sole opinion, we believe that our pricing is reasonable for providing for a sufficient market for our product in North America.

Our ability to market our dog waste removal devices in North America will be adversely impacted by the fragmented and competitive nature of the pet products industry. The sector includes large entities that mass produce products for pets, as well as many boutique manufacturers that produce small batches of dog waste removal products and related accessories, such as plastic waste bags.

While the principal competitive factors in dog waste removal are product design and effectiveness, pricing and availability of the product and geographic coverage are also critical. We will compete with many local, regional and national purveyors of pet products that offer multiple consumer items to pet and department stores and can therefore command better product placement. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases better than we will. We also expect to continue to face competition from new market entrants. We may be unable to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Product Design

Our proposed product would allow dog owners to collect dog waste with a simple one-handed operation from a distance of approximately three feet. The apparatus would consist of a plastic handle which the owner holds, a three foot straight piece of plastic that joins the handle to a plastic case, and the sealed plastic case that would collect the dog waste. A lever mechanism at the base of the handle would allow the owner to open and close the sealed plastic case.

Prior to taking a dog for a walk, the owner would insert a plastic, elastic-edge, liner bag in the sealed plastic case. To use the device, the owner would position the unit, with the plastic case open, over the dog waste to be collected. He or she would then press the handle lever in order to close the plastic case. The plastic case mechanism would then seal the waste inside of the liner bag, which would automatically be sealed upon closure. When the owner wishes to dispose of the liner bag full of waste in a garbage receptacle, he or she would simply move the lever and the waste-filled bag would drop.

We would also develop, manufacture, and sell replacement liner bags that are specially designed to fit the dog waste removal device. We intend to offer standard bags composed of polyethylene film with an elastic edge, as well as biodegradable bags made of water soluble film.

We anticipate that we will retain consultants and third parties to design a prototype for our product, as well as manufacture and package our product. We would be primarily responsible for marketing, distributing, and selling our product, though we may decide to outsource aspects of these tasks as well.

Existing Competitive Products

While various companies offer dog waste retrieval products, we are not aware of any that have all of the features of our proposed product. Current dog waste removal products fall into one of the following categories:

1. Mechanisms with bags

Products in this group use a mechanism in conjunction with a bag to collect, carry, and dispose of dog waste. Such products require the user to seal the bag by hand and many require the user to manually dispose of the bag. In practice these products are difficult to manipulate effectively and the manner of operation results in incomplete retrieval of the waste or unintended smearing of waste on the device. As well, such devices still require the dog owner to be in close proximity of the dog waste.

2. Mechanisms without bags

Products in this group use some type of mechanism to collect, carry, and dispose of dog waste. While these products suffer the same disadvantages as the products in the first group, the primary disadvantage of these products is that they tend to gather dog waste residue and therefore require periodic cleaning. This group also includes rakes and shovels.

3. Modified bags

Products in this group include paper or plastic bags that have features added, such as cardboard or stiff plastic, to keep the users hand from directly touching the dog waste and make it less distasteful to pick up dog waste. These products are often bulky and awkward, making transport and handling quite difficult. Moreover, these products can present difficult cleaning problems and require the dog owner to be in close proximity of the dog waste. Accordingly, such products can be considered objectionable from an aesthetic and functional standpoint.

4. Bags

This group consists of ordinary plastic bags, which are slightly modified or not modified at all. Modified bags include scented bags, biodegradable bags, and bags with built-in ties. While use of a plastic bag is the most commonly employed means for cleaning up dog waste and is the least expensive, it is also one of the most objectionable. The user must come into direct tactile and olfactory contact with the dog waste. In addition, the bag requires careful handling until a suitable waste receptacle is located.

We intend to design a dog waste retrieval device that overcome the disadvantages of these existing products in order to achieve a competitive advantage. Our business strategy is based on the view that dog owners will be willing to pay for a dog waste removal product that allows them to avoid close contact with the waste.

Sales and Marketing Strategy

Assuming that we are successful in designing a dog waste removal device prototype and manufacturing such a product for distribution and sale, our proposed marketing strategy is to simply and succinctly explain our product to our target market, dog owners. We expect that our marketing strategy will be most successful if we are able to visually demonstrate the use of our product and also verbally explain its advantages. To this end, we would likely engage in retail product demonstrations at retail locations, develop commercials for presentation on cable television, and develop a website that includes video footage depicting the use of our dog waste removal product. We expect that we will outsource product demonstrations at retail locations and the development of commercials to consultants that conduct business in North America. As well, we intend to package our product in a fashion that allows potential consumers to try the product by moving its lever in order to open and close the seal plastic case that is intended to collect dog waste.

We expect to begin implementation of our sales and marketing strategy concurrently with the device manufacturing process, which we expect to commence in approximately December 2015 and be completed by July 2016. This will include the following components:

1.	Website design with an estimated cost of $5,000;

2.	Product packaging design with an estimated cost of $25,000;

3.	Product demonstrations with an estimated cost of $20,000.

These marketing costs are included in our manufacturing budget. Due to the cost of producing and airing a television advertisement, estimated to be $100,000 for production and about $50,000 for a modest advertising campaign, we will defer these costs until we begin generating revenue from product sales and perform a detailed cost-benefit analysis of the likely impact of television advertising.

We intend to sell our dog waste removal product and liner bags through distribution arrangements with pet stores of various sizes, as well as general retailers, which include supermarkets, discount stores, and large chain stores. We are subject to the risk that large, high-profile, retailers could exert substantial pressure on us due to their size and the small contribution that our products would likely have to their financial success. Because of this difference in market influence, such retailers would have leverage over the pricing of our products, inventory and product return policies, as well as product specifications. This could either reduce the retail price of our products and thereby reduce our margins, or limit the types of stores at which our products are available for sale.

We hope to enter into agreements with both regional and national pet product distributors, though there is no guarantee that we will be successful in reaching such arrangements. Currently, our plan is to locate and contact North American distributors through the Pet Industry Distributors Association for product that we intend to sell through third party retail locations. Because of the ability of pet product distributors to consolidate freight costs, interact with retailers regarding various pet products, handle credit and collections, and enjoy lower storage costs, we anticipate incurring fewer costs than if we managed distribution ourselves. We may also outsource our website sales to an independent pet product distributor if we are able to reach an arrangement with a distributor that is economically viable. If we decide to directly control product distribution, we will incur costs related to taking and processing product orders from retailers; shipping and warehousing costs; credit, collections, and in-house accounting fees.

We will also sell our products on a company website, though we will commit to any distributors and retailers that we will not sell our products through our website for less than the manufacturer’s suggested retail price, which we expect to be approximately $30 for the device and approximately $7 for a box of 50 replacement bags. We currently project that each dog waste removal device will cost us approximately $4.80 to manufacture and that each box of replacement bags will cost approximately $1.50 to manufacture. However, because we have not completed a prototype of our device that is amenable to mass production, these figures are subject to revision.

Government Regulation

While most pet product regulation relates to food and treats, we will have to comply with laws relating to product labeling, the truth and accuracy of product claims, and general safety requirements for consumer products.

We will be required to comply with the National Institute of Standards and Technology’s Handbook of Uniform Packaging and Labeling Regulations and the Fair Packaging and Labeling Act that enumerates measurement and labeling requirements for products. This will be particularly applicable to our liner bag packages, which must accurately state the number of bags in each box.

We must also ensure that we are able to substantiate the truth of any claims that we make regarding the performance of our product in order to comply with the requirements for consumer products that the Federal Trade Commission establishes. We must also demonstrate that our product is safe for use in accordance with the requirements of the Consumer Products Safety Commission.

We do not anticipate that our cost of compliance with applicable government regulations will be material.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks. Once we have completed an operating prototype of our dog waste removal device, we anticipate that we will seek patent protection for its design. As well, once we have selected a name for our device, we will attempt to register a trademark in order to protect the name.

Governmental and Industry Regulations

We will be subject to federal and state laws and regulations that relate directly or indirectly to our operations including federal securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities and Costs

We have not spent any funds on research and development activities to date.

Compliance with Environmental Laws

Our current operations are not subject to any environmental laws.

Facilities

We do not own or rent facilities of any kind. We plan to conduct our operations from the office of our president until we are in a position to commence and expand operations.

Employees

We have commenced only limited operations, and therefore currently have no employees other than our sole officer and director.

Reports to Stockholders

We are not currently a reporting company, but upon effectiveness of the registration statement, of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Description Of Property

We do not own any real property interest. Our offices are located at 2857 Sherwood Heights Drive, Oakville, Ontario.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1859 Whitney Mesa Drive, Henderson, Nevada, 89014.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock OTC Market’s OTCQB, a venture marketplace for companies that are current in their reporting with the Securities & Exchange Commission, upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 34 registered shareholders.

Rule 144 Shares

Our shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

1.	we have ceased to be a shell company;

2.	we are subject to the reporting requirements of the Exchange Act, which we are;

3.	we have filed all Exchange Act reports required for the past 12 months, which we have; and

4.	a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

When Rule 144 is available, our affiliate stockholders shall be entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, will equal 37,500, shares as of the date of this prospectus based on our current issued and outstanding share capital of 3,750,000 shares of common stock.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

1.		Report of Independent Registered Public Accounting Firm;	F-1

2.		Audited financial statements for the period from July 30, 2009 (inception) to April 30, 2015 and for the fiscal years ended April 30, 2015 and 2014, including:

	a.	Balance Sheets;	F-2

	b.	Statements of Operations;	F-3

	c.	Statements of Cash Flows;	F-4

	d.	Statements of Stockholders’ Equity (Deficit); and	F-5

	e.	Notes to Financial Statements	F-6 - F-9

GEORGE STEWART, CPA

316 17TH AVENUE SOUTH

SEATTLE, WASHINGTON 98144

(206) 328-8554 FAX(206) 328-0383

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Wishbone Pet Products Inc.

I have audited the accompanying balance sheets of Wishbone Pet Products Inc. (A Development Stage Company) as of April 30, 2015 and 2014, and the related statements of operations, stockholders’ equity and cash flows for the years ended April 30, 2015 and 2014. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wishbone Pet Products Inc., (A Development Stage Company) as of April 30, 2015 and 2014, and the results of its operations and cash flows for the years ended April 30, 2015 and 2014 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 2 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note # 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ George Stewart

Seattle, Washington
August 27, 2015

F-1

WISHBONE PET PRODUCTS INC.

BALANCE SHEETS

	April 30, 2015	April 30, 2014

ASSETS
Cash	$1,011	$4,240

TOTAL ASSETS	$1,011	$4,240

LIABILITIES & SHAREHOLDER’S EQUITY

LIABILITIES
Accounts payable & Accrued liabilities	$23,067	$17,762
Loans payable	48,000	37,000
	71,067	54,762

SHAREHOLDER’S EQUITY
Capital stock authorized: 200,000,000 common shares with a par value $0.001 Issued and outstanding: 3,500,000 common shares
Capital stock	$3,500	$3,500
Shares Subscribed	5,000
Additional paid-in capital	13,500	13,500
Deficit accumulated during the developmental stage	(92,056)	(67,522)
	(70,056)	(50,522)

TOTAL LIABILITIES & SHAREHOLDER’S EQUITY	$1,011	$4,240

F-2

WISHBONE PET PRODUCTS INC.

INCOME STATEMENTS

For the years ended April 30, 2015 and 2014

	For the year ended April 30,
	2015	2014
OPERATING EXPENSES

Professional fees	$11,100	$12,600
General & administrative expenses	8,456	8,007

TOTAL EXPENSES	19,556	20,607

OPERATING LOSS	$(19,556)	$(20,607)

OTHER EXPENSES
Interest on loans	4,978	3,740

OTHER INCOME
Interest income	-	1

NET INCOME/(LOSS)	$(24,534)	$(24,346)

Net loss per share, basic and diluted	$(0.007)	$(0.007)

Weighted average common shares outstanding basic and diluted	3,500,000	3,500,000

F-3

WISHBONE PET PRODUCTS INC.

STATEMENT OF CASH FLOWS

	For the year ended April 30,
	2015	2014

Net income/(loss)	$(24,534)	$(24,346)
Adjustments to reconcile net income to net cash:

Changes in current assets and liabilities:
Accounts payable	5,305	2,382

Net cash used in operating activities	$(19,229)	$(21,964)

Cash Flows from Investing Activities	$-	$-

Net cash used in investing activities	$-	$-

Cash Flows from Financing Activities
Proceeds from the issuance of common stock	$-	$-
Shares subscribed	5,000
Proceeds from loans payable	11,000	20,000

Net cash provided by financing activities	$16,000	$20,000

Net cash flows from operations	$(3,229)	$(1,964)

Cash and cash equivalents, beginning of period	$4,240	$6,204

Cash and cash equivalents, end of period	$1,011	$4,240

F-4

WISHBONE PET PRODUCTS INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

	Common Stock
	200,000,000 shares authorized			Additional		Total
	Shares	Par Value	Shares	Paid in	Accumulated	Shareholder’s
	Issued	$.001 per share	Subscribed	Capital	Deficit	Equity

Balance, April 30, 2013	3,500,000	$3,500	$-	$13,500	$(43,176)	$(26,176)

Net income/loss					(24,346)	(24,346)
Balance, April 30, 2014	3,500,000	$3,500	$-	$13,500	$(67,522)	$(50,522)

Shares subscribed at $0.02			5,000			5,000
Net income/loss					(24,534)	(24,534)
Balance, April 30, 2015	3,500,000	$3,500	$5,000	$13,500	$(92,056)	$(70,056)

F-5

WISHBONE PET PRODUCTS INC.

Notes to the Financial Statement

April 30, 2015

Note 1 Nature and Continuance of Operations

Wishbone Pet Products Inc. was incorporated in the State of Nevada on July 30, 2009. The Company has been in the development stage since its formation and has not realized any revenues from its planned operations. The Company is primarily engaged in the business of developing, manufacturing, marketing and selling dog waste removal devices.

The Company has chosen an April 30 fiscal year end.

Note 2 Basis of Presentation – Going Concern Uncertainties

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplate continuation of the Company as a going concern. The Company is at its early stages of development and has limited operations, and has sustained operating losses resulting in a deficit.

The Company has accumulated a deficit of $92,056 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business. The Company’s ability to continue as a going concern is in substantial doubt and is dependent upon obtaining financing and/or achieving a sustainable profitable level of operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company may seek additional equity as necessary and it expects to raise funds through private or public equity investment or loans from directors of the Company in order to support existing operations. There is no assurance that such additional funds will be available for the Company on acceptable terms, if at all.

Note 3 Summary of Principal Accounting Policies

Basis of presentation

The accompanying financial statements are stated in US dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America.

Cash and cash equivalents

The Company considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

F-6

Income Taxes

The Company follows the guideline under ASC Topic 740 “Income Taxes which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Since the Company is in the developmental stage and has losses, no deferred tax asset or income taxes have been recorded in the financial statements.

Financial instruments

The Company’s financial instruments consist of cash, accounts payable and accrued liabilities and their carrying values approximate fair value because of their short-term nature. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Fair value measurements

The Company follows the guidelines in ASC Topic 820 “Fair Value Measurements and Disclosures”. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

F-7

Level 3 — inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

ASC Topic 820, in and of itself, does not require any fair value measurements. As at January 31, 2015, the Company did not have assets or liabilities subject to fair value measurement.

Loss per share

The Company reports basic loss per share in accordance with ASC Topic 260 “Earnings Per Share” (“EPS”). Basic loss per share is based on the weighted average number of common shares outstanding and diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net loss (numerator) applicable to common stockholders by the weighted average number of common shares outstanding (denominator) for the period. There are no potentially dilutive securities outstanding and therefore, diluted earnings per share on not presented. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

Concentration of credit risk

The Company places its cash and cash equivalents with a high credit quality financial institution. The Company maintains United States Dollars at a bank in Romania that are not insured. The Company minimizes its credit risks associated with cash by periodically evaluating the credit quality of its primary financial institution.

Recently issued accounting pronouncements

In June 2014, the Financial Accounting Standards Board (“FASB “) issued Accounting Standards Update (“ASU”) No. 2014-10 “Development Stage Entities. (Topic 915), Elimination of Certain Financial Reporting Requirements. The amendments in ASU 2014-10 remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from accounting principles generally accepted in the United States of America (“U.S. GAAP”). In addition, the amendments eliminate the requirements for development stage entities to: (i) present inception-to-date information in the statements of income, cash flows, and shareholder equity; (ii) label the financial statements as those of a development stage entity; (iii) disclose a description of the development stage activities in which the entity is engaged; and (iv) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The presentation and disclosure requirements in ASC Topic 915, “Development Stage Entities” are no longer required for interim and annual reporting periods beginning after December 15, 2014. The revised consolidation standards will take effect in annual periods beginning after December 15, 2015, however, early adoption is permitted. The Company has adopted the provisions of ASU 2014-10 for these financial statements.

F-8

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any pronouncement not yet effective but recently issued by the FASB (including its Emerging Issues Task Force), the AICPA or the SEC would, if adopted, have a material effect on the accompanying financial statements

Note 4 Notes payable

On December 31, 2012, the Company entered into a note payable in the amount of $17,000. This note is due within 30 days following written demand and bears a monthly interest rate of 1% (12% per annum) commencing January 1, 2013. As at April 30, 2015, the total principal and interest accrued was $21,760.

On August 13, 2013, the Company entered into a note payable in the amount of $20,000. This note is due within 30 days following written demand and bears a monthly interest rate of 1% (12% per annum). As at April 30, 2015, the total principal and interest accrued was $24,100.

On December 12, 2014, the Company entered into a note payable in the amount of $11,000. This note is due within 30 days following written demand and bears a monthly interest rate of 1% (12% per annum) commencing December 04, 2014. As at April 30, 2015, the total principal and interest accrued was $11,538.

Note 5 Common Shares

During the year ended April 30, 2015, the Company received $5,000 from investors for 250,000 common shares of the Company valued at $0.02 per share. These shares have not yet been issued.

Note 6 Subsequent events

The Company evaluated all events or transaction that occurred after April 30, 2015 up through date the Company issued these financial statements and found no subsequent events that needed to be reported.

F-9

Plan Of Operation

Our plan of operation for the twelve month period following the date of this prospectus is to finalize a prototype of our dog waste removal device based on the initial design specifications that our president has delineated. We intend to accomplish these goals by either retaining a product sourcing consultant or working directly with a prototype development engineering firm. To date, we have identified potential consultants and prototype development firms, but we have not entered into any contractual relationships with any of them.

The specific business milestones that we hope to achieve are as follows:

●	By September 2015, we expect to execute a prototype development agreement with a third party and then provide all necessary information for that company to proceed with the prototype creation;

●	In conjunction with the prototype development company, we expect to finalize a prototype of the dog waste removal device for potential mass manufacture by December 2015. This will include ongoing collaboration between us and the prototype development company, prototype testing, any redesign requirements.

●	from January 2016 to July 2016, our president, Mr. Tabet will contact various contract manufacturing firms with a view to arranging for the manufacture of our dog waste removal product and work with a contracted manufacturer in order to coordinate the production of our product.

We expect to incur the following costs in the next 12 months in connection with our prototype design:

Consulting and engineering costs relating to the completion of our prototype:	$25,000

Marketing costs, including website design, product packaging design, and product
Demonstration costs:	$50,000

Product production costs:	$200,000
General and administrative costs:	$10,000

Total:	$285,000

It is possible that actual consulting and engineering costs will exceed our estimates. As well, our current cash on hand is not sufficient to meet our anticipated obligations for the next twelve-month period. We intend to raise additional funding either through the sale of our common stock to investors or through loans from our director. However, we do not have any commitments in this regard. If we are unable to raise the required financing, we will be delayed in conducting our business plan.

Results of Operations for Period Ending April 30, 2015

We did not generate any revenue during the fiscal year ended April 30, 2015. We do not expect to earn any revenues until we are able to complete a prototype of our dog waste retrieval device and successfully manufacture the product.

We incurred a net loss in the amount of $24,534 during the fiscal year ended April 30, 2015, which consisted of professional fees of $11,100, general and administrative costs of $8,456, and interest expense of $4,978 relating to loans outstanding. Our net loss was slightly higher than in fiscal 2014 primarily due to an increase in interest expense and general and administrative expenses, which were offset by a slight decrease in professional fees.

Results of Operations for Period Ending April 30, 2014

We incurred a net loss in the amount of $24,346 during the fiscal year ended April 30, 2014, which consisted of professional fees of $12,600, general and administrative costs of $8,007, and interest expense of $3,740 relating to loans outstanding.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan. For these reasons, our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
Rami Tabet	28

Executive Officers:

Name of Officer	Age	Office
Rami Tabet	28	President and Chief Executive Officer
		Secretary and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Rami Tabet

Mr. Tabet has acted as our sole director and officer since January 31, 2012. He has attended College Saint-Joseph Beirut, Hostos College New York, and the American University of Beirut. Mr. Tabet also holds a Master of Business Administration from the Lebanese-Canadian University of Beirut. From January 2011 to December 2012, Mr. Tabet acted as assistant manager with Omnipharma Sal, an importer and distributor of pharmaceutical products that is based in Beirut, Lebanon. Since January 2012, he has been employed as an independent business consultant that specializes in raising mezzanine financing for his clients. Mr. Tabet intends to devote approximately 25% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our sole officer and director.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal periods ended April 30, 2015, 2014, and 2013 (our fiscal year end).

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rami Tabet	2015	None	None	None	None	None	None	None	None
President and	2014	None	None	None	None	None	None	None	None
CEO	2013	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Rami Tabet. We do not pay him any amount for acting as a director.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at August 27 , 2015. Except as otherwise indicated, all shares are owned directly.

Title of	Name and address	Amount of	Percent
Class	of beneficial owner	beneficial ownership	of class
Common Stock	Rami Tabet	2,000,000	53.33%
	President, Chief
	Executive Officer,
	and Director
	Mohammad El-Hout Street 305 4th Floor, Fouad Darwish Building Beirut, Lebanon

Common Stock	All Officers and Directors as a group that consists of one person	2,000,000 shares	53.33%

The percent of class is based on 3,750,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships And Related Transactions

During the fiscal year ended October 31, 2013, our president and sole director, Rami Tabet, loaned $17,000 to us. The loan is unsecured, non-interest bearing, and is payable on demand. Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	Any of our directors or officers;

●	Any person proposed as a nominee for election as a director;

●	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

●	Our sole promoter, Rami Tabet;

●	Any relative or spouse of any of the foregoing persons who has the same house as such person;

●	Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1.72
Transfer Agent Fees	$1,000.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$1,500.00
Edgar filing fees	$1,500.00

Total	$9,001.72

All amounts are estimates other than the Commission’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales Of Unregistered Securities

We issued 2,000,000 shares of our common stock to Sleiman Younes, our former director and officer, on December 29, 2009. He acquired these 2,000,000 shares at a price of $0.001 per share for total proceeds to us of $2,000.00. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the “Securities Act”). On January 31, 2012, Sleiman Younes sold his 2,000,000 shares of common stock to our current director and officer, Rami Tabet. These shares are considered restricted securities under the Securities Act.

We completed an offering of 1,500,000 shares of our common stock at a price of $0.02 per share to the following 30 purchasers on September 24, 2010:

Name of Subscriber	Number of Shares
Walid Rizk	50,000
Nirmin Awad	50,000
Tony Zahr	50,000
Wissam Hajdar	50,000
Yasmine Bazzi	50,000
Yehia Rahme	50,000
Hadi Youssef Moussa	50,000
Mohamad Hajj	50,000
Youssef Ali Mansour	50,000
Zakiah Riz	50,000
Zeina Riz	50,000
Mohamad Ali Sayegh	50,000
Najwa Sayegh	50,000
Taroub Sayegh	50,000
Jamal Sayegh	50,000
Raeef Sayegh	50,000
Tania Ahmad Assi	50,000
Issam Ahmad Assi	50,000
Ali Hussein Riz	50,000
Yasmeen Gharissa	50,000
Ali Zaateri	50,000
Wissam Gharissa	50,000
Ali Gharissa	50,000
Hussein Youssef Mansour	50,000
Hassan Sayegh	50,000
Moustapha Ghabriss	50,000
Rima Hamdan	50,000
Soha Hamdan	50,000
Bultu Wakjra	50,000
Tigist Biresa	50,000

The total amount received from this offering was $15,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 250,000 shares of our common stock at a price of $0.02 per share to the following three purchasers on September 24, 2010:

Rita Aken	50,000
Jennifer Morgan	50,000
Apodaca Consulting Ltd. (Edward Johnson)	150,000

The total amount received from this offering was $5,000. We completed this offering pursuant to Regulation D of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Regulation D Compliance

All sales of securities pursuant to Regulation D were part of the same offering. No sales of securities were made more than six months before the start of the Regulation D offerings or made more than six months after completion of the Regulation D offerings.

We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to the limitations on resale contained in Regulation D, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser’s own account for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

All securities sold pursuant to Regulation D contain a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation*
3.2	Bylaws*
5.1	Legal opinion of Fox Law Offices, P.A.**
10.1	Loan Agreement***
23.1	Consent of George Stewart, C.P.A.

* filed as an exhibit to our registration statement on Form S-1 filed with the Securities & Exchange Commission on September 11, 2012.

** filed as an exhibit to our registration statement on Form S-1/A filed with the Securities & Exchange Commission on November 9, 2012

*** filed as an exhibit to our registration statement on Form S-1/A filed with the Securities & Exchange Commission on January 25, 2013

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.	Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond Hill, Ontario, on August 27 , 2015.

Wishbone Pet Products Inc.

By:	/s/ Rami Tabet
Rami Tabet
President, Chief Executive Officer,
and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Rami Tabet	President, Chief Executive	August 27 , 2015
Rami Tabet	Officer, principal financial officer,
principal accounting officer, secretary, treasurer and director